(d)(2)(i)

AMENDED SCHEDULE A

to the

EXPENSE LIMITATION AGREEMENT

VOYA SEPARATE PORTFOLIOS TRUST

OPERATING EXPENSE LIMITS

	Maximum Operating Expense Limit (as a percentage of average net assets)
Name of Fund*	Class I	Class P	Class SMA
Voya Emerging Markets Corporate Debt Fund Initial Term Expires August 1, 2014	1.10%	0.15%	N/A

Voya Emerging Markets Hard Currency Debt Fund Initial Term Expires August 1, 2014	0.90%	0.15%	N/A

Voya Emerging Markets Local Currency Debt Fund Initial Term Expires August 1, 2014	0.95%	0.15%	N/A

Voya Investment Grade Credit Fund Initial Term Expires August 1, 2008 Initial Term for Class P Expires August 1, 2014	N/A	0.15%	0.00%

Voya Retirement Solution 2020 Fund(1) Initial Term for Class I Expires October 1, 2014	0.80%	N/A	N/A

Voya Retirement Solution 2025 Fund(1) Initial Term for Class I Expires October 1, 2014	0.82%	N/A	N/A

Voya Retirement Solution 2030 Fund(1) Initial Term for Class I Expires October 1, 2014	0.86%	N/A	N/A

Voya Retirement Solution 2035 Fund(1) Initial Term for Class I Expires October 1, 2014	0.90%	N/A	N/A

	Maximum Operating Expense Limit (as a percentage of average net assets)
Name of Fund*	Class I	Class P	Class SMA
Voya Retirement Solution 2040 Fund(1) Initial Term for Class I Expires October 1, 2014	0.92%	N/A	N/A

Voya Retirement Solution 2045 Fund(1) Initial Term for Class I Expires October 1, 2014	0.92%	N/A	N/A

Voya Retirement Solution 2050 Fund(1) Initial Term for Class I Expires October 1, 2014	0.92%	N/A	N/A

Voya Retirement Solution 2055 Fund(1) Initial Term for Class I Expires October 1, 2014	0.92%	N/A	N/A

Voya Retirement Solution Income Fund(1) Initial Term for Class I Expires October 1, 2014	0.66%	N/A	N/A

Voya Securitized Credit Fund Initial Term for Class P Expires August 1, 2016	N/A	0.05%	N/A

/s/ HE
HE

Effective Date:  August 6, 2014

*                 This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

(1)         The operating expense limits set out above apply at the Fund Level and include expenses of the underlying investment companies in which the Funds invest.